OAKWOOD MORTGAGE INVESTORS, INC. 1996-A               REPORT DATE:  JUNE 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  POOL REPORT # 16
REMITTANCE REPORT
REPORTING MONTH:  MAY 31, 1997


                             Scheduled Principal Balance of Contracts
-----------------------------------------------------------------------------------------------------------
Beginning                                                                     Ending          Scheduled
Principal        Scheduled      Prepaid        Liquidated     Contracts       Principal       Gross
Balance          Principal      Principal      Principal      Repurchased     Balance         Interest
-----------------------------------------------------------------------------------------------------------
145,379,218.81   (368,960.53)   (489,886.51)   (422,955.21)    0.00          144,097,416.56   1,337,988.90
===========================================================================================================

                 Scheduled                                      Amount
Servicing        Pass Thru      Liquidation      Reserve     Available for
   Fee           Interest       Proceeds        Fund Draw    Distribution
---------------------------------------------------------------------------
121,149.35      1,216,839.55    282,518.80       0.00        2,479,354.74
===========================================================================



                             Reserve Fund as of Cutoff Date
-----------------------------------------------------------------------------------------------------------------------------

Beginning                        Investment      Balance Before      Reserve     Reserve         Balance After
 Balance   Deposits   Distrib.    Interest   Current Distribution  Fund Draw   Fund Deposit  Current Distribution    Excess
-----------------------------------------------------------------------------------------------------------------------------
326,295.26  0.00      -1,295.26   1,331.83       326,331.83             0.00      0.00           326,331.83         1,331.83
=============================================================================================================================


Reserve Fund Required Balance
----------------------------------------
Before Current            After Current
Distribution              Distribution
----------------------------------------

325,000.00                325,000.00
========================================


                                   Certificate Account
-----------------------------------------------------------------------------------------
Beginning              Deposits                                 Investment      Ending
 Balance        Principal        Interest      Distributions      Interest     Balance
-----------------------------------------------------------------------------------------
950,141.44     1,268,872.65    1,320,929.91    (3,193,706.94)    2,736.94     348,974.00
=========================================================================================


            P&I Advances at Distribution Date
-----------------------------------------------------------------
Beginning          Recovered        Current          Ending
 Balance            Advances        Advances         Balance
------------------------------------------------------------------
1,519,840.93     1,399,022.91      1,258,190.89      1,379,008.91
==================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:  MAY 31, 1997


Class B Crossover Test                                                                Test Met?
-----------------------------------------------------------------                    ----------
(a) Remittance date on or after August 2000                                                N

(b) Average 60 day Delinquency rate          <=              5%                            Y

(c) Average 30 day Delinquency rate          <=              7%                            Y

-------------------------------------------------------------------
(d) Cumulative losses do not exceed the following
percent of the intitial principal balance of all Certificates

                         Aug 2000- Feb 2002                  7%                            N
                         Feb 2002- Aug 2003                  8%                            N
                         Aug 2003-                           9%                            N
--------------------------------------------------------------------



(e) Current realized loss ratio              <=              2.75%                         Y

(f) Are class B principal balances                           21.001%
of stated scheduled pool  balance

                      Beginning B-1 balance                             13,069,000.00
                      Beginning B-2 balance                              6,536,459.00
                                                                       --------------
                                                                        19,605,459.00
                      Divided by beginning pool
                      balance                                          145,379,218.81
                                                                       --------------
                                                                              13.486%      N
                                                                       ==============




REPORT DATE:  JUNE 6, 1997
POOL REPORT # 16

Average 60 day delinquency ratio:
                                      Over 60s                  Pool Balance                %
                              --------------------------------------------------------------------
Current Mo                        6,793,839.94                 144,097,416.56             4.71%
1st Preceding Mo                  6,416,460.73                 145,379,218.81             4.41%
2nd Preceding Mo                  6,596,565.10                 147,215,393.18             4.48%
                                                                   Divided by               3
                                                                                      ------------
                                                                                          4.54%
                                                                                      ============
Average 30 day delinquency ratio:
                                      Over 30s                  Pool Balance                %
                              --------------------------------------------------------------------

Current Mo                        8,869,136.00                 144,097,416.56             6.15%
1st Preceding Mo                  8,489,523.24                 145,379,218.81             5.84%
2nd Preceding Mo                  8,836,343.16                 147,215,393.18             6.00%
                                                                   Divided by               3
                                                                                      ------------
                                                                                          6.00%
                                                                                      ============
Cumulative loss ratio:
                              Cumulative losses                1,469,824.59
                                                       -------------------------------
Divided by Initial Certificate Principal                       163,369,459.00             0.900%
                                                                                      ============
Current realized loss ratio:
                              Liquidation                           Pool
                                    Losses                        Balance
                              --------------------------------------------------------
Current Mo                        140,436.41                   145,379,218.81
1st Preceding Mo                  260,648.27                   147,215,393.18

2nd Preceding Mo                  195,199.48                   148,634,025.23



                                                                                         1.632%
                                                                                      ============



          OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
          OAKWOOD ACCEPTANCE CORP. -  SERVICER        REPORT DATE:  JUNE 6, 1997
          REMITTANCE REPORT                           POOL REPORT # 16
          REPORTING MONTH:  MAY 31, 1997



                                                           Delinquency Analysis

                                             31 to 59 days        60 to 89 days        90 days and Over         Total Delinq.
                No. of      Principal              Principal             Principal           Principal               Principal
                Loans       Balance         #      Balance      #        Balance        #     Balance        #        Balance
                ----------------------------------------------------------------------------------------------------------------
Excluding Repos  4,852    140,717,315.17    67   1,972,031.56   37     1,150,556.75    73   2,402,843.89    177    5,525,432.20

          Repos    103      3,380,101.39     4     103,264.50    9       277,023.06    89   2,963,416.24    102    3,343,703.80
                ----------------------------------------------------------------------------------------------------------------

          Total  4,955    144,097,416.56    71   2,075,296.06   46     1,427,579.81   162   5,366,260.13    279    8,869,136.00
                ================================================================================================================
                                                                                                           5.6%            6.15%
                                                                                                         ========================


                                                     Repossession Analysis
                     Active Repos              Reversal          Current Month
                      Outstanding            (Redemption)           Repos           Cumulative Repos
                          Principal            Principal             Principal            Principal
                   #       Balance       #      Balance        #      Balance        #     Balance
-----------------------------------------------------------------------------------------------------------------------------------
Excluding Repos   103    3,380,101.39    -1   (47,595.52)     29     869,490.54     327  8,750,145.22

          Repos

          Total

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  JUNE 6, 1997
REMITTANCE REPORT                                               POOL REPORT # 16
REPORTING MONTH:  MAY 31, 1997
                                                                     Page 4 of 6
REPOSSESSION LIQUIDATION REPORT


                        Liquidated                                                   Net
Account      Customer   Principal   Sales        Insur.    Total    Repossession  Liquidation    Unrecov.
 Number       Name       Balance   Proceeds     Refunds   Proceeds    Expenses     Proceeds     Advances
--------------------------------------------------------------------------------------------------------
080606-7   HAYES       65,725.46  64,700.00        0.00  64,700.00    5,499.26    59,200.74    7,143.36
082102-5   KING        20,246.86  19,908.00      553.02  20,461.02    2,027.24    18,433.78    1,574.20
078650-9   MCILWAIN    20,892.55  18,900.00    1,122.60  20,022.60    3,692.29    16,330.31    2,331.45
084402-7   MILLSAPS    25,073.68  24,100.00    1,413.30  25,513.30    3,955.90    21,557.40    3,599.76
080697-6   EDWARDS     20,378.24  13,800.00      257.03  14,057.03      414.00    13,643.03    1,789.26
083726-0   SWENSON     55,490.80  48,900.00    1,097.77  49,997.77    5,672.57    44,325.20    5,404.20
079653-2   HIGHSMITH   57,244.16  54,500.00    1,832.06  56,332.06    7,610.87    48,721.19    9,096.64
078628-5   LANIER      26,177.36  29,900.00    1,452.03  31,352.03    5,140.82    26,211.21    3,580.10
082338-5   SURRATT     11,433.60   2,800.00      593.85   3,393.85        0.00     3,393.85      928.95
082822-8   SLOVER      14,578.64   7,459.00      880.42   8,339.42    1,515.51     6,823.91    2,119.50
081149-7   MERCHANT    15,749.08   5,950.00      439.77   6,389.77    2,045.00     4,344.77    1,545.96
084269-0   THOMAS      11,446.81   3,510.00      348.60   3,858.60      320.00     3,538.60    2,148.30
081639-7   BROYLES     29,018.96  24,800.00    1,289.95  26,089.95    1,206.00    24,883.95    2,529.04
081153-9   MUNSEY      18,169.92  15,500.00      922.64  16,422.64    2,962.25    13,460.39    2,017.35
083768-2   FULTON      31,329.09  27,900.00    1,835.66  29,735.66    4,702.62    25,033.04    1,574.50
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                      ------------------------------------------------------------------------------------
                      422,955.21 362,627.00   14,038.70  376,665.70  46,764.33    329,901.37  47,382.57
                      ====================================================================================

                           Net         Current
Account      Customer   Pass Thru     Period Net   Cumulative
 Number       Name      Proceeds     Gain/(Loss)  Gain/(Loss)
---------------------------------------------------------------
080606-7   HAYES       52,057.38     (13,668.08)
082102-5   KING        16,859.58      (3,387.28)
078650-9   MCILWAIN    13,998.86      (6,893.69)
084402-7   MILLSAPS    17,957.64      (7,116.04)
080697-6   EDWARDS     11,853.77      (8,524.47)
083726-0   SWENSON     38,921.00     (16,569.80)
079653-2   HIGHSMITH   39,624.55     (17,619.61)
078628-5   LANIER      22,631.11      (3,546.25)
082338-5   SURRATT      2,464.90      (8,968.70)
082822-8   SLOVER       4,704.41      (9,874.23)
081149-7   MERCHANT     2,798.81     (12,950.27)
084269-0   THOMAS       1,390.30     (10,056.51)
081639-7   BROYLES     22,354.91      (6,664.05)
081153-9   MUNSEY      11,443.04      (6,726.88)
083768-2   FULTON      23,458.54      (7,870.55)
                            0.00           0.00
                            0.00           0.00
                            0.00           0.00
                            0.00           0.00
                            0.00           0.00
                            0.00           0.00
                            0.00           0.00
                            0.00           0.00
                            0.00           0.00
                            0.00           0.00
                            0.00           0.00
                            0.00           0.00
                            0.00           0.00
                      --------------------------
                      282,518.80    (140,436.41) (1,469,824.59)
                      =========================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  JUNE 6, 1997
REMITTANCE REPORT                                     POOL REPORT # 16
REPORTING MONTH:  MAY 31, 1997
                                                                     Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                              Original      Beginning      Current     Accelerated                 Ending             Principal Paid
         Cert.              Certificate    Certificate    Principal     Principal  Writedown    Certificate      Pool     Per $1,000
         Class                Balances      Balances       Payable    Distribution  Amounts      Balances       Factor  Denomination
------------------------------------------------------------------------------------------------------------------------------------
A-1                        46,000,000.00  28,009,759.66 (1,281,802.10)    0.00       0.00    26,727,957.56   58.10426%      27.87
A-1 Outstanding Writedown           0.00           0.00          0.00     0.00       0.00             0.00       0.00        0.00

A-2                        52,000,000.00  52,000,000.00          0.00     0.00       0.00    52,000,000.00  100.00000%       0.00
A-2 Outstanding Writedown           0.00           0.00          0.00     0.00       0.00             0.00       0.00        0.00

A-3                        31,061,000.00  31,061,000.00          0.00     0.00       0.00    31,061,000.00  100.00000%       0.00
A-3 Outstanding Writedown           0.00           0.00          0.00     0.00       0.00             0.00       0.00        0.00

A-4                        14,703,000.00  14,703,000.00          0.00     0.00       0.00    14,703,000.00  100.00000%       0.00
A-4 Outstanding Writedown           0.00           0.00          0.00     0.00       0.00             0.00       0.00        0.00

B-1                        13,069,000.00  13,069,000.00          0.00     0.00       0.00    13,069,000.00  100.00000%       0.00
B-1 Outstanding Writedown           0.00           0.00          0.00     0.00       0.00             0.00       0.00        0.00

B-2                         6,536,459.00   6,536,459.00          0.00     0.00       0.00     6,536,459.00  100.00000%       0.00
B-2 Outstanding Writedown           0.00           0.00          0.00     0.00       0.00             0.00       0.00        0.00
                          --------------------------------------------------------------------------------
                          163,369,459.00 145,379,218.66 (1,281,802.10)    0.00       0.00   144,097,416.56
                          ================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  JUNE 6, 1997
REMITTANCE REPORT                                POOL REPORT # 16
REPORTING MONTH:  MAY 31, 1997
                                                 Page 6 of 6

CERTIFICATE INTEREST ANALYSIS
                                                                                                   Interest Paid
     Certificate        Remittance   Beginning      Current        Total      Interest    Ending     Per $1,000   Cert.    TOTAL
        Class              Rate       Balance       Accrual        Paid       Shortfall  Balance   Denomination  Class  DISTRIBUTION
                        ------------------------------------------------------------------------------------------------------------
A-1                       5.40%           0.00    126,043.92    126,043.92        0.00          0.00      4.50    A-1   1,407,846.02
A-1  Carryover Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00
A-1  Writedown Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00

A-2                       5.80%           0.00    251,333.33    251,333.33        0.00          0.00      4.83    A-2     251,333.33
A-2  Carryover Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00
A-2  Writedown Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00

A-3                       6.60%           0.00    170,835.50    170,835.50        0.00          0.00      5.50    A-3     170,835.50
A-3  Carryover Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00
A-3  Writedown Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00

A-4                       7.20%           0.00     88,218.00     88,218.00        0.00          0.00      6.00    A-4      88,218.00
A-4  Carryover Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00
A-4  Writedown Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00

B-1                       7.30%           0.00     79,503.08     79,503.08        0.00          0.00      6.08    B-1      79,503.08
B-1  Carryover Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00
B-1  Writedown Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00

B-2                       8.45%           0.00     46,027.57     46,027.57        0.00          0.00      7.04    B-2      46,027.57
B-2  Carryover Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00
B-2  Writedown Interest   0.00            0.00          0.00          0.00        0.00          0.00      0.00

X                                 1,329,388.18    454,878.15    314,441.89  140,436.26  1,469,824.44               X      314,441.89

R                                         0.00          0.00          0.00        0.00          0.00               R

Service Fee                               0.00    121,149.35    121,149.35        0.00          0.00                      121,149.35
                            ------------------------------------------------------------------------                    ------------
                                  1,329,388.18  1,337,988.90  1,197,552.64  140,436.26  1,469,824.44                    2,479,354.74

Less Reserve Fund Deposit                                             0.00                                                      0.00
                                                              ------------                                              ------------
                                                              1,197,552.64                                              2,479,354.74
                                                              ============                                              ============